Exhibit 4.2
FX REAL ESTATE AND ENTERTAINMENT INC. SUBSCRIPTION FORM

THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.
FX Real Estate and Entertainment Inc. (the “Company”) is distributing in a rights offering (the “Rights Offering”) at no charge transferable subscription rights (the “Rights”) to purchase one share of the Company’s common stock (a “Share”) for every two shares of common stock (the “Basic Subscription Privilege”) owned as of      , 2008 (the “Record Date”) at a cash subscription price of $10.00 per share. The Company currently has 39,790,247 shares of common stock outstanding. As part of the transaction that created the Company in June 2007, the Company agreed to undertake this rights offering, and certain stockholders who own, in the aggregate 20,046,898 shares of common stock, waived their rights to participate in this rights offering. As a result, this rights offering is being made only to stockholders who own, in the aggregate, 19,743,349 shares of our common stock as of the Record Date.
For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated  _____, 2008 (the “Prospectus”), which is incorporated herein by reference. Copies of the Prospectus are available upon request from Mellon Investor Services LLC (toll free (877) 243-3815).
I hereby irrevocably subscribe for the number of Shares indicated on this form upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.
Please complete the back if you would like to transfer ownership or request special mailing.

Œ Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

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Signature of Stockholder	Date	Daytime Telephone #

X

Signature of Stockholder	Date	Daytime Telephone #

	SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.

Under penalties of perjury. I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me) and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. person (including a U.S. resident alien).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:	Date:

SEE INSTRUCTIONS ON THE REVERSE SIDE

Ž	BASIC SHARES TO SUBSCRIBE	WHOLE SHARES

	RIGHTS OFFER FOR SALE	WHOLE SHARES

ENCLOSED IS MY CHECK FOR $

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302709 118

SUBSCRIPTION CERTIFICATE NUMBER		CUSIP NUMBER

BASIC SHARES TO SUBSCRIBE	RIGHTS	RECORD DATE SHARES
FX REAL ESTATE AND ENTERTAINMENT INC.
SUBSCRIPTION FOR RIGHTS OFFERING
RECORD DATE
A.	Number of Shares subscribed for through the basic subscription privilege (not to exceed one Share for each Right) _____________Shares

B.	Total Subscription Price (line A multiplied by $10.00): $ _____________

C.	Method of Payment, check (1) or (2):
☐ (1) Certified or Cashier’s check or money order payable to Mellon Investor Services LLC (acting on behalf of Mellon Bank, N.A.)
☐ (2) Personal check payable to Mellon Investor Services LLC, received no later than  _____, 2008. If your funds do not clear your bank before 5:00 p.m., New York City time,  _____, 2008, your request for Shares will not be accepted.

HOW TO CONTACT MELLON INVESTOR SERVICES
By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:
From within the U.S., Canada or Puerto Rico
1-877-243-3815 (Toll Free)
From outside the U.S.
1-201-680-6579 (Collect)
SUBSCRIPTION TO PURCHASE SHARES OF FX REAL ESTATE AND ENTERTAINMENT INC.
RETURN TO: MELLON BANK, N.A. C/O MELLON INVESTOR SERVICES LLC
WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier or By Hand:

Mellon Investor Services LLC	Mellon Investor Services LLC
Attn: Corporate Action Dept., 27th Floor	Attn: Corporate Action Dept., 27th Floor
P.O. Box 3300	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310
THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON  _____, 2008 AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

‘		’
Special Transfer Instructions		Special Mailing Instructions

If you want your FX Real Estate and Entertainment Inc. stock and any refund check to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	(Name of Guarantor - Please Print)	Address (Number and Street)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)		(City, State & Zip Code)

COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.

Œ	Sign and date Box 1 and include your day time phone number.

	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non — U.S. Taxpayer, please complete and return form W-8BEN.

Ž	Place an ☒ in the box and fill in the number of whole shares you wish to subscribe for under your basic subscription

	Place an ☒ in the box and fill in the number of your unexercised rights you wish to offer for sale through Mellon Investor Services.

	Rights card and calculation section for determining your basic subscription privileges.

‘	If you want your FX Real Estate and Entertainment Inc. stock and any refund check to be issued in another name, complete the Special Transfer Instructions in Box 6. Signature(s) in Box 6 must be medallion guaranteed.

’	Fill in Box 7 if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OR OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.
THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON  _____, 2008 AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.